UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
June 6, 2006
(Date of earliest event reported)

Bristow Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31617	72-0679819
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
2000 West Sam Houston Parkway South, Suite 1700,
Houston, Texas 77042
(Address of principal executive offices)
(713) 267-7600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Exhibit Index
Amended and Restated Employment Agreement - William E. Chiles
Amended and Restated Employment Agreement - Mark B. Duncan

Item 1.01. Entry into a Material Definitive Agreement.
Employment Agreement. On June 6, 2006, Bristow Group Inc. (the “Company”) entered into an amended and restated employment agreement with each of William E. Chiles, the Company’s President and Chief Executive Officer, and Mark B. Duncan, the Company’s Senior Vice President, Global Business Development. The purpose of these amendments was to conform the employment agreements of these individuals to the Company’s standard-form executive employment agreements while preserving the material terms of their existing employment and change of control agreements, which were negated by the amended and restated agreements. Specifically, Mr. Chiles’ amended and restated employment agreement changed Mr. Chiles’s terms of employment relating to, among other things, (1) the circumstances under which Mr. Chiles is entitled to receive severance payments, (2) the vesting of certain long-term incentive compensation, (3) the definition of “Good Reason,” “Disability,” “Change of Control” and “Cause,” (4) the supervision of the Company’s Board of Directors over Mr. Chiles’ salary, (5) cooperation with investigations of the Company, (6) temporary living expenses and expense reimbursement and (7) Mr. Chiles’ annual base salary, which was increased from $425,000 to $486,200. Mr. Duncan’s amended and restated employment agreement changed Mr. Duncan’s terms of employment relating to, among other things, (1) the circumstances under which Mr. Duncan is entitled to severance payments, and the size, duration and composition of these payments, (2) the vesting of certain long-term incentive compensation, (3) employment following a Change of Control, (4) the definition of “Good Reason,” “Change of Control” and “Cause,” (5) the supervision of the Company’s Board of Directors over Mr. Duncan’s salary, (6) cooperation with investigations of the Company and (7) Mr. Duncan’s annual base salary, which was increased from $217,500 to $260,000.
The description of the amended and restated employment agreements provided herein is qualified in its entirety by the amended and restated employment agreements, copies of which are filed as Exhibits 10.1 and 10.2 to this Report.
As amended and restated, Mr. Chiles’ employment agreement has a term of three years beginning on June 21, 2004 (the date of his original employment agreement), and, upon each anniversary, this term will be automatically extended by successive one year periods unless either party thereto gives appropriate notice of nonrenewal. Under the agreement, Mr. Chiles serves as President and Chief Executive Officer of the Company and reports to the Board of Directors. Effective April 1, 2006, Mr. Chiles’ annual base salary is $486,200 and he will be eligible for an annual cash bonus, if he and the Company meet certain performance targets, of up to 150% of his base salary. The Company will also credit an annual amount equal to 20% of Mr. Chiles’ annual salary and bonus to Mr. Chiles pursuant to the Deferred Compensation Plan. The Company will provide Mr. Chiles a ten-year term life insurance policy in the amount of $3 million payable to his designated beneficiaries. In addition, Mr. Chiles receives a car allowance of $1,500 per month. If Mr. Chiles’ employment is terminated by the Company without Cause or by him for Good Reason (as those terms are defined in Mr. Chiles’s employment agreement) or under certain other circumstances specified in the agreement, he will be entitled to a lump sum cash payment calculated pursuant to a formula set forth in the agreement, along with other benefits. The lump sum payment is equal to (i) if the termination occurs within two years of a Change of Control, as defined, three times the sum of Mr. Chiles’s Annual Base Salary, as defined, and Highest Annual Bonus, as defined and (ii) if the termination occurs at any other time, two times the sum of Mr. Chiles’s Annual Base Salary and Target Annual Bonus, as defined. The agreement also contains confidentiality, non-competition, non-employee solicitation, change-of-control and other provisions.
As amended and restated, Mr. Duncan’s employment agreement has an initial term of two years beginning on January 24, 2005 (the date of his original employment agreement), and, beginning on January 24, 2007, this term will be automatically extended by successive one-year periods unless either party gives appropriate notice of nonrenewal. Under the agreement, Mr. Duncan serves as Senior Vice President, Global Business Development of the Company and reports to the President and Chief Executive Officer of the Company. Effective April 1, 2006, Mr. Duncan’s annual base salary is $260,000 and he will be eligible for an annual cash bonus, if he and the Company meet certain performance targets, of up to 100% of his base salary. The Company will also credit an annual amount equal to 15% of Mr. Duncan’s annual salary and bonus to Mr. Duncan pursuant to the Company’s Deferred Compensation Plan. The Company will provide Mr. Duncan with a term life insurance policy in the amount of $500,000 payable to his designated beneficiaries. In addition, Mr. Duncan receives a car allowance of $1,500 per month. If Mr. Duncan’s employment is terminated by the Company without Cause or by him for Good Reason (as those terms are defined in the agreement) or under certain other circumstances specified in the agreement, he will be entitled to a lump sum cash payment calculated pursuant to a formula set forth in the agreement, along with other benefits. The lump sum payment is equal to (i) if the termination occurs within two years of a Change of Control, as defined, two and one half times the sum of Mr. Duncan’s Annual Base Salary, as defined, and Highest Annual Bonus, as defined and (ii) if the termination occurs at any other time, one and one half times the sum of Mr. Duncan’s Annual Base Salary and Target Annual Bonus, as defined. The agreement also contains confidentiality, non-competition, employee non-solicitation, change-of-control and other provisions.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits

Exhibit Number	Description of Exhibit

10.1	Amended and Restated Employment Agreement, between the Company and William E. Chiles, dated June 6, 2006

10.2	Amended and Restated Employment Agreement, between the Company and Mark B. Duncan, dated June 6, 2006

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOW GROUP INC.
Date: June 8, 2006	By:	/s/ Randall A. Stafford
Randall A. Stafford
Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit Number	Description of Exhibit

10.1	Amended and Restated Employment Agreement, between the Company and William E. Chiles, dated June 6, 2006

10.2	Amended and Restated Employment Agreement, between the Company and Mark B. Duncan, dated June 6, 2006